Exhibit 99.1

   Brookline Bancorp Announces 2004 Third Quarter Operating Results
              and Quarterly Dividend of $0.085 Per Share

    BROOKLINE, Mass.--(BUSINESS WIRE)--Oct. 21, 2004--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2004 third quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable November 15, 2004 to stockholders of record on October 29, 2004.
    The Company earned $4,497,000, or $0.08 per share on a basic and diluted basis, for the three months ended September 30, 2004 compared to $4,502,000, or $0.08 per share on a basic and diluted basis, for the three months ended September 30, 2003. Net income for the nine months ended September 30, 2004 was $13,771,000, or $0.24 per share on a basic and diluted basis, compared to $11,041,000, or $0.19 per share on a basic and diluted basis, for the nine months ended September 30, 2003. The 2003 nine month period included an after-tax charge of $2,788,000, or $0.05 per share, resulting from settlement of all disputes relating to the state tax treatment of the Company's real estate investment trust ("REIT") subsidiary for the years 1999 through 2002.
    The average balance of interest-earning assets increased $191 million, or 13.4%, in the 2004 third quarter compared to the 2003 third quarter and $64 million, or 4.1%, since the 2004 second quarter. All of the increase from the prior year quarter and the immediately preceding quarter came from the indirect automobile loan portfolio which grew by $212 million and $64 million, respectively, during those periods. Total indirect automobile loans outstanding were $345 million at September 30, 2004.
    Despite the 13.4% rate of asset growth, net interest income increased by only 4.50% between the 2004 and 2003 quarterly periods due to a decline in interest rate spread from 2.41% to 2.28% in the respective periods. The decline was attributable primarily to the payment and maturity of higher yielding loans and investments and the replacement of such assets with new loans and investments with lower yields.
    We have previously reported that the interest rate environment of the past two years has been the lowest in over forty years. As a result, asset yields have declined steadily. Since a high percent of the Company's assets (36% in the 2004 third quarter) are funded by stockholders' equity for which there is no charge for interest expense, declining rates cause a greater reduction in interest income from lower asset yields than the reduction in interest expense from lower rates paid on deposits and borrowed funds. From June to September 2004, the Federal Reserve increased the federal funds rate for overnight borrowings between banks from 1.00% to 1.75%. While this rise in rates will likely have a positive impact on the Company's future net interest income, earnings improvement will continue to be restrained as long as existing assets are replaced with new assets at lower yields.
    In anticipation of a rising interest rate environment, the Company has restricted its purchase of investments over the past year to securities with maturities of two years or less and has funded part of its loan growth with borrowings at fixed rates and maturities in the two to three year range. These actions have slowed down short-term earnings improvement, but should enhance longer-term earnings if interest rates continue to rise. Trends in interest rates depend on many factors and, accordingly, actual rates in the future could vary significantly with the Company's rate predictions. At September 30, 2004, interest-earning assets maturing or repricing within one year amounted to $719.9 million and interest-bearing liabilities maturing or repricing within one year amounted to $518.2 million, resulting in a cumulative one year positive gap position of $201.7 million, or 12.3% of total assets.
    Interest yields have continued to be affected by prepayment of certain investments and loans. Some of the investment securities purchased by the Company in 2002 and the first four months of 2003 are secured by mortgage loans. Prepayment of some of the mortgage loans underlying the securities purchased shortened their estimated life and resulted in the accelerated expensing of part of the premiums paid to purchase the securities. Accelerated premium amortization related to such securities in the 2004 and 2003 nine month periods was $250,000 and $1,806,000, respectively. Mortgage loan payoffs generated prepayment fees of $1,364,000 in the 2004 nine month period compared to $762,000 in the 2003 nine month period. Prepayments also occurred in 2004 in the indirect automobile loan portfolio. Upon a loan prepayment, the remainder of unamortized costs incurred in originating the loan must be expensed as a charge to interest income. Such charges amounted to $356,000 in the 2004 third quarter and $1,018,000 in the 2004 nine month period. Charges in the 2003 periods were insignificant.
    The provision for loan losses increased from $240,000 in the 2003 third quarter to $635,000 in the 2004 third quarter and from $975,000 in the 2003 nine month period to $1,676,000 in the 2004 nine month period. The increases were due primarily to growth of the indirect automobile loan portfolio. Non-performing assets, comprised of loans past due 90 days or more and repossessed assets, were insignificant ($336,000) at September 30, 2004. The allowance for loan losses was $17,161,000, or 1.38% of total loans outstanding, at that date.
    Securities gains were $806,000 and none, respectively, in the 2004 and 2003 third quarters and $1,767,000 and $508,000, respectively, in the 2004 and 2003 nine month periods. The gains resulted from sales of marketable equity securities.
    The expense for restricted stock awarded under the Company's recognition and retention plan amounted to $722,000 and $40,000, respectively, in the 2004 and 2003 third quarters and $2,168,000 and $106,000, respectively, in the 2004 and 2003 nine month periods. The increases resulted from awards made under the plan approved by stockholders in October 2003. Other non-interest expense increased $249,000, or 5.1%, in the 2004 third quarter compared to the 2003 third quarter and $1,542,000, or 11.4%, in the 2004 nine month period compared to the 2003 nine month period. Such increases were due primarily to operation of the indirect automobile loan business which commenced in February 2003, the opening of a new branch in the fall of 2003 and the payment of dividend equivalent rights of $734,000 in the 2004 nine month period compared to $361,000 in the 2003 nine month period.

    The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)

                              September 30, December 31, September 30,
                                   2004         2003         2003
                                ------------ ------------ ------------
            ASSETS
            -------
Cash and due from banks         $    8,262   $   15,131   $   12,547
Short-term investments              99,556      127,572      121,610
Securities available for sale      270,432      287,952      293,222
Securities held to maturity
 (market value of $1,228,
 $1,381 and $1,450, respectively)    1,198        1,343        1,411
Restricted equity securities        16,554       11,401        9,423
Loans, excluding money market
 loan participations             1,233,926    1,072,740    1,013,764
Money market loan participations     6,000        2,000        3,000
Allowance for loan losses          (17,161)     (16,195)     (15,954)
                                -----------  -----------  -----------
   Net loans                     1,222,765    1,058,545    1,000,810
                                -----------  -----------  -----------
Other investment                     4,453        4,251        4,166
Accrued interest receivable          5,588        5,248        5,046
Bank premises and equipment, net     3,110        2,737        2,763
Deferred tax asset                   9,725        8,843        6,868
Prepaid income taxes                    59            -            -
Other assets                         1,572        1,011          593
                                -----------  -----------  -----------
   Total assets                 $1,643,274   $1,524,034   $1,458,459
                                ===========  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Deposits                        $  735,306   $  679,921   $  667,771
Borrowed funds                     305,490      220,519      170,531
Mortgagors' escrow accounts          4,978        4,565        4,935
Income taxes payable                     -        1,489          895
Accrued expenses and other
 liabilities                        12,457       10,856       10,007
                                -----------  -----------  -----------
   Total liabilities             1,058,231      917,350      854,139
                                -----------  -----------  -----------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -            -
  Common stock, $0.01 par
   value; 200,000,000 shares
   authorized; 60,477,939
   shares, 60,160,530 shares
   and 58,996,410 shares
   issued, respectively                605          602          590
  Additional paid-in capital       471,580      469,493      451,512
  Retained earnings, partially
   restricted                      144,977      169,417      170,824
  Accumulated other
   comprehensive income (A)            717        2,529        3,424
  Treasury stock, at cost -
   1,335,299 shares                (17,017)     (17,017)     (17,017)
  Unearned compensation -
   recognition and retention
   plans                           (11,685)     (13,960)        (548)
  Unallocated common stock held
   by ESOP - 758,257 shares,
   803,356 shares and 818,861
   shares, respectively             (4,134)      (4,380)      (4,465)
                                -----------  -----------  -----------
     Total stockholders' equity    585,043      606,684      604,320
                                -----------  -----------  -----------


     Total liabilities and      -----------  -----------  -----------
      stockholders' equity      $1,643,274   $1,524,034   $1,458,459
                                ===========  ===========  ===========

(A) Represents net unrealized gains on securities available for sale, net of taxes.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)


                         Three months ended        Nine months ended
                            September 30,            September 30,
                       ----------------------- -----------------------
                           2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

Interest income:
  Loans                   $16,081     $14,410     $46,646     $41,597
  Debt securities           1,427       1,750       4,874       5,912
  Marketable equity
   securities                  65          90         213         298
  Restricted equity
   securities                 139          71         280         219
  Short-term
   investments                401         288       1,004       1,215
                       ----------- ----------- ----------- -----------
   Total interest
    income                 18,113      16,609      53,017      49,241
                       ----------- ----------- ----------- -----------

Interest expense:
  Deposits                  2,975       2,860       8,504       9,525
  Borrowed funds            2,477       1,608       6,790       4,439
                       -----------     ------- ----------- -----------
   Total interest
    expense                 5,452       4,468      15,294      13,964
                       -----------     ------- ----------- -----------
Net interest income        12,661      12,141      37,723      35,277
Provision for loan
 losses                       635         240       1,676         975
                       -----------     ------- ----------- -----------
   Net interest income
    after provision
    for loan losses        12,026      11,901      36,047      34,302
                       -----------     ------- ----------- -----------

Non-interest income:
  Fees and charges            496         572       2,166       1,832
  Gains on securities, net    806           -       1,767         508
  Swap agreement market
   valuation credit            50          60         178          97
  Other income                142         173         493         421
                       ----------- ----------- ----------- -----------
   Total non-interest
    income                  1,494         805       4,604       2,858
                       ----------- ----------- ----------- -----------

Non-interest expense:
  Compensation and
   employee benefits        2,477       2,399       7,549       7,148
  Recognition and
   retention plans            722          40       2,168         106
  Occupancy                   399         360       1,189       1,141
  Equipment and data
   processing               1,164         879       3,249       2,282
  Advertising and
   marketing                  113         188         490         563
  Dividend equivalent
   rights                     359         361         734         361
  Other                       625         701       1,866       2,040
                       ----------- ----------- ----------- -----------
   Total non-interest
    expense                 5,859       4,928      17,245      13,641
                       ----------- ----------- ----------- -----------

Income before income
 taxes                      7,661       7,778      23,406      23,519
                       ----------- ----------- ----------- -----------

Income tax expense:
  Provision for income
   taxes                    3,164       3,276       9,635       9,690
  Retroactive
   assessment related
   to REIT                      -           -           -       2,788
                       ----------- ----------- ----------- -----------
   Total income tax
    expense                 3,164       3,276       9,635      12,478
                       ----------- ----------- ----------- -----------

                       ----------- ----------- ----------- -----------
Net income                $ 4,497     $ 4,502     $13,771     $11,041
                       =========== =========== =========== ===========

Earnings per common
 share:
   Basic                  $  0.08     $  0.08     $  0.24     $  0.19
   Diluted                   0.08        0.08        0.24        0.19

Weighted average common
  shares outstanding
   during the period:
   Basic               57,373,970  56,644,208  57,229,259  56,901,014
   Diluted             58,144,811  57,658,817  58,028,856  57,881,992



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                        Average Yields / Costs

                            Three months ended September 30,
                  ----------------------------------------------------
                             2004                       2003
                  ---------------------------- -----------------------
                                     Average                   Average
                   Average   Interest yield/  Average Interest  yield/
                   balance      (1)    cost   balance    (1)     cost
                 ----------- -------- ------- ------- -------- ------
                                  (Dollars in thousands)
Assets
------
Interest-earning assets:
  Short-term
   investments      $114,288     $401  1.39%  $115,109     $288  0.99%
  Debt securities
   (2) (4)           262,097    1,435  2.19    302,612    1,759  2.33
  Equity
   securities (2)     26,188      228  3.46     21,535      194  3.59
  Mortgage
   loans (3)         819,984   12,066  5.89    828,683   12,564  6.06
  Money market loan
   participations      3,768       14  1.47      2,653        7  1.12
  Commercial
   loans (3)          49,358      563  4.56     26,052      372  5.71
  Indirect automobile
   loans (3)         338,820    3,394  3.97    127,067    1,419  4.43
  Other consumer
   loans (3)           2,471       44  7.12      2,561       48  7.50
                    ---------  -------         --------  -------
   Total interest-
    earning assets 1,616,974   18,145  4.47% 1,426,272   16,651  4.67%
                               ------- -----             ------- -----
Allowance for loan
 losses              (17,042)                  (15,868)
Non-interest
 earning assets       30,503                    29,044
                  -----------               -----------
   Total assets   $1,630,435                $1,439,448
                  ===========               ===========

Liabilities and
 Stockholders' Equity
---------------------
Interest-bearing
 liabilities:
  Deposits:
   NOW accounts      $62,775       21  0.13%   $59,804       22  0.15%
   Savings accounts   81,173      374  1.83     23,591       29  0.49
   Money market
    savings accounts 276,164      767  1.10    306,958    1,077  1.39
   Certificate of
    deposit accounts 274,607    1,813  2.62    243,624    1,732  2.82
                    ---------   -----         --------   ------
     Total deposits  694,719    2,975  1.70    633,977    2,860  1.79
  Borrowed funds     294,749    2,477  3.29    152,000    1,608  4.14
                    ---------   -----         --------   ------
     Total interest
      bearing
      liabilities    989,468    5,452  2.19%   785,977    4,468  2.26%
                                ------ -----              ------ -----
Non-interest-
 bearing demand
 checking accounts    36,563                    32,130
Other liabilities     13,925                    12,315
                    ---------                  --------
     Total
      liabilities  1,039,956                   830,422
Stockholders'
 equity              590,479                   609,026
                    ---------                  --------
     Total
      liabilities
      and
      stockholders'
      equity      $1,630,435                $1,439,448
                  ===========               ===========
Net interest income
 (tax equivalent
 basis)/interest
 rate spread                   12,693  2.28%             12,183  2.41%
                                       =====                     =====
Less adjustment of
 tax exempt income                 32                        42
                              --------                  --------
Net interest income           $12,661                   $12,141
                              ========                  ========
Net interest margin                    3.14%                     3.42%
                                       =====                     =====
(1) Tax exempt income on equity securities is included on a tax equivalent basis.
(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.
(3) Loans on non-accrual status are included in average balances.
(4) Included in interest income on debt securities in the 2004 period is $124 of accelerated amortization of premiums on mortgage securities. Excluding this charge, the yield on debt securities in the 2004 period would have been 2.38%. Included in interest income in the 2003 period is $126 of accelerated amortization of premiums on mortgage securities. Excluding this charge, the yield on debt securities in the 2003 period would have been 2.49%. Excluding these adjustments on debt securities, the yield on interest-earning assets for the 2004 and 2003 periods would have been 4.50% and 4.70%, respectively.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                      Three months       Nine months
                                          ended             ended
                                      September 30,     September 30,
                                   ----------------- -----------------
                                      2004     2003     2004     2003
                                   -------- -------- -------- --------

Performance Ratios (annualized):
Return on average assets             1.10 %   1.25 %   1.17 %   1.04 %
Return on average stockholders'
 equity                              3.05 %   2.96 %   3.08 %   2.38 %
Return on average stockholders'
 equity, excluding effect of
 unrealized gains on securities
 available for sale, net of taxes    3.05 %   2.97 %   3.09 %   2.40 %
Interest rate spread                 2.28 %   2.41 %   2.33 %   2.21 %
Net interest margin                  3.14 %   3.42 %   3.20 %   3.34 %

Dividends paid per share during
 period                            $0.285   $0.285   $0.655   $0.455


                                             At        At        At
                                          September December September
                                             30,       31,       30,
                                            2004      2003      2003
                                          --------- -------- ---------
                                          (Dollars in thousands except
                                                 per share data)
Capital Ratio:
Stockholders' equity to total assets       35.60 %   39.81 %   41.44 %

Asset Quality:
Non-performing loans                     $    91   $    50   $    39
Non-performing assets                        336       133       111
Allowance for loan losses                 17,161    16,195    15,954
Allowance for loan losses as a percent
 of total loans                             1.38 %    1.51 %    1.57 %
Non-performing assets as a percent of
 total assets                               0.02 %    0.01 %    0.01 %

Per Share Data:
Book value per share                     $  9.89   $ 10.31   $ 10.48
Market value per share                   $ 15.67   $ 15.34   $ 14.77


    CONTACT: Brookline Bancorp, Inc.
             Paul R. Bechet, 617-278-6405